Exhibit 99.2

                          NOTICE OF GUARANTEED DELIVERY

                                Offer to Exchange
                     6.50% Senior Notes due March 15, 2014,
           which are not registered under the Securities Act of 1933, for any and all outstanding
                     6.50% Senior Notes due March 15, 2014,
          which have been registered under the Securities Act of 1933, of
                                  NYMAGIC, INC.

            This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Issuer's (as defined below) 6.50% Senior Notes due March 15, 2014 (the "Original Notes") are not immediately available,
(ii) Original Notes, the Letter of Transmittal or any other required documents cannot be delivered to Wilmington Trust Company (the "Exchange Agent") prior to 5:00 p.m., New York City time, on the Expiration Date (as defined below) or
(iii) the procedures for delivery by book-entry transfer cannot be completed prior to 5:00 p.m., New York City time, on the Expiration Date (as defined below). This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer -- Guaranteed Delivery Procedures" in the Prospectus (as defined below).

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  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON,     2004,
     UNLESS EXTENDED (THE "EXPIRATION DATE"). ORIGINAL NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY
                         TIME , ON THE EXPIRATION DATE.
-------------------------------------------------------------------------------

                  The Exchange Agent for the Exchange Offer is:

                            Wilmington Trust Company

                  By Mail, Overnight Courier or Hand Delivery:

                            Wilmington Trust Company
                            1100 North Market Street
                            Wilmington, DE 19890-1615
                        Reference: NYMAGIC, INC. Exchange

                                  By Facsimile:

                                 (302) 636-4145
                        Reference: NYMAGIC, INC. Exchange

                              Confirm by Telephone:
                                 (302) 636-6470
                            Reference: NYMAGIC, INC.

                   To confirm by telephone or for information:

                                 (302) 636-6470
                        Reference: NYMAGIC, INC. Exchange

            DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE OR OTHERWISE THAN AS PROVIDED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

            THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE GUARANTOR INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

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


                THE GUARANTEE ON THE NEXT PAGE MUST BE COMPLETED.

Ladies and Gentlemen:

            The undersigned hereby tenders to NYMAGIC, INC., a New York corporation (the "Issuer"), upon the terms and subject to the conditions set
forth in the Prospectus, dated          , 2004 (as the same may be amended or
supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which, together with the Prospectus, constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Original Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer -- Guaranteed Delivery Procedures." All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned, and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.


                      6.50% Senior Notes due March 15, 2014

_____________________________________________________________________________________________

Aggregate Principal Amount Tendered:*_________   Name(s) of Registered Holder(s):____________


Certificate No.(s) (if available):____________   Addresses:__________________________________

If Original Notes will be tendered
by book-entry transfer, provide
the following information:                       Area Code and
DTC Account Number:___________________________   Telephone Number(s):________________________

                                                 Signatures:_________________________________

                                                            _________________________________
______________
*   Original Notes may be tendered in whole or in part in denominations of
    $1,000 and integral multiples thereof. Unless otherwise indicated here, a holder will be deemed to have tendered ALL of the Original Notes held by such holder.
_____________________________________________________________________________________________

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


                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

            The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association (each, an "Eligible Guarantor Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Original Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Original Notes to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), or an Agent's Message in the case of a book-entry delivery, and any other required documents within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

            The undersigned acknowledges that it must deliver the Letter of Transmittal and the Original Notes tendered hereby to the Exchange Agent within the time period set forth above, and that failure to do so could result in a financial loss to the undersigned.

________________________________________________________________________________
Name of Firm:___________________________________________________________________
Address:________________________________________________________________________
        ________________________________________________________________________
Area Code and Telephone Number:_________________________________________________
________________________________________________________________________________
                             (Authorized Signature)

Title:__________________________________________________________________________
Name:___________________________________________________________________________
                             (Please type or print)
Date:___________________________________________________________________________
________________________________________________________________________________

NOTE: DO NOT SEND ORIGINAL NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF ORIGINAL NOTES MUST BE MADE PURSUANT TO, AND BE
       ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

                 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

            1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 1 of the Letter of Transmittal.

            2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Original Notes, the signature must correspond with the name(s) written on the face of the Original Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of the Original Notes, the signature must correspond with the name shown on the security position listing as the owner of the Original Notes.

            If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Original Notes listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Original Notes or signed as the name of the participant shown on the Book-Entry Transfer Facility's security position listing.

            3. Requests for Assistance or Additional Copies. Questions and requests for assistance for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

NOTE: DO NOT SEND ORIGINAL NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF ORIGINAL NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

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